                                                                     Exhibit 4.3

                                     WARRANT

NO. ____                        MARCO HI-TECH JV LTD.             100,000 SHARES

                        WARRANT TO PURCHASE COMMON STOCK

                     VOID AFTER 5:30 P.M., EASTERN STANDARD
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

          FOR VALUE RECEIVED, MARCO HI-TECH JV LTD., a New York corporation (the
"Company"),  hereby  agrees  to  sell  upon  the  terms  and on  the  conditions hereinafter set forth,  but no later than 5:30 p.m.,  Eastern  Standard Time, on the  Expiration  Date (as  hereinafter  defined)  to Barry  Honig or  registered assigns (the "Holder"),  under the terms as hereinafter  set forth,  One Hundred
Thousand (100,000) fully paid and non-assessable  shares of the Company's Common
Stock, par value $0.01 per share (the "Warrant  Stock"),  at a purchase price of
Two Dollars and fifty cents ($2.50) per share (the "Warrant Price"), pursuant to this warrant  (this  "Warrant").  The number of shares of Warrant Stock to be so issued and the Warrant  Price are  subject to  adjustment  in certain  events as hereinafter  set forth.  The term "Common  Stock" shall mean,  when used herein, unless  the  context  otherwise  requires,  the stock and other  securities  and property at the time receivable upon the exercise of this Warrant.

          1.   EXERCISE OF WARRANT.

               (a) The Holder may exercise  this Warrant  according to its terms by surrendering  this Warrant to the Company at the address set forth in Section
9, the Form of Exercise  attached  hereto  having then been duly executed by the
Holder,  accompanied  by cash,  certified  check or bank draft in payment of the purchase price, in lawful money of the United States of America,  for the number of  shares  of the  Warrant  Stock  specified  in the  Form of  Exercise,  or as otherwise  provided in this Warrant,  prior to 5:30 p.m., Eastern Standard Time, on the date  which  is five (5)  years  from  the date of the  issuance  of this
Warrant (the "Expiration Date").  Payment of the purchase price may also be made by surrendering  such number of shares of Common Stock received upon exercise of this  Warrant  with a "fair  market  value" on the date of  exercise  ("Exercise
Date") equal to the exercise  price of the Warrant (a "Cashless  Exercise"),  or
(iii) by a combination of the foregoing, provided that the combined value or all cash and cash  equivalents  and the fair  market  value of any  shares of Common
Stock surrendered to the Company is at least equal to such exercise price.

               (b) If the Holder elects to make a Cashless Exercise, the Company shall issue to the Holder a certificate or certificates  representing the number of shares of Common Stock computed as follow:

                                   X = Y(A-B)
                                       -----
                                        A

Where:

  X  =   the number of shares of Common Stock to be issued to the Holder;
  Y  =   the number of shares of Common  Stock for which  Holder  has  exercised this Warrant
  A  =   the fair market  value of one share of the  Company's  Common Stock (on the Exercise Date): and
  B  =   the Exercise Price

          The "fair market value" of the Company's  Common Stock on the Exercise
Date shall mean: (i) if the principal  trading  market for such  securities is a national  exchange,  the average  closing  price on such exchange for the twenty
(20)  trading days  immediately  prior to the  Exercise  Date;  or (ii) if sales prices for shares of Common  Stock are  reported by the NASDAQ  National  Market
System (or a similar  system then in use), the average last reported sales price so reported for the twenty (20) trading days  immediately  prior to the Exercise
Date; or (iii) if neither (i) nor (ii) above are applicable,  and if bid and ask prices for shares of Common  Stock are  reported  in the OTC  Bulletin  Board by
NASDAQ  (or,  if not  so  reported,  by the  National  Quotation  Bureau  or any successor  service),  the average of the high bid and low ask prices so reported for the  twenty  (20)  trading  days  immediately  prior to the  Exercise  Date.
Notwithstanding  the foregoing,  if there is no reported sales price, or bid and ask  prices,  as the case may be, for the period in  question,  then the current market  price shall be  determined  in good faith by, and  reflected in a formal resolution of, the Board of Directors of the Company.

               (c) This  Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional  shares of Warrant Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant,  identical  in form,  in the name of the Holder,  evidencing  the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief
Executive  Officer or President and the Secretary or Assistant  Secretary of the
Company.  The term Warrant as used herein shall include any  subsequent  Warrant issued as provided herein.

               (d) No fractional shares or scrip representing  fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions  with respect to the Warrants based upon the fair market value of such  fractional  shares of Common Stock (which shall be the closing price of such shares on the  exchange or market on which the Common Stock is then traded)
at the time of exercise of this Warrant.

               (e) In the event of any  exercise  of the rights  represented  by this Warrant,  a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder,  shall be delivered to the Holder within a reasonable  time after such rights shall have been so  exercised.  The person or entity in whose  name any  certificate  for the  Warrant  Stock is  issued  upon exercise of the rights  represented  by this  Warrant  shall for all purposes be deemed to have become the holder of record of such shares  immediately  prior to the close of  business  on the date on which the  Warrant  was  surrendered  and payment of the Warrant Price and any applicable taxes was made,  irrespective of the date of  delivery  of such  certificate,  except  that,  if the date of such surrender and payment is a date when the stock transfer books of the Company are closed,  such person or entity shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer  books are open.  Except as provided  in Section 4 hereof,  the Company shall pay any and all  documentary  stamp or  similar  issue or  transfer  taxes payable  in  respect  of the issue or  delivery  of  shares  of Common  Stock on exercise of this Warrant.

          2.   DISPOSITION OF WARRANT STOCK AND WARRANT.

               (a) The Holder  hereby  acknowledges  that this  Warrant  and any
Warrant  Stock  purchased  pursuant  hereto  are,  as of the  date  hereof,  not registered: (i) under the Act on the ground that the issuance of this Warrant is exempt from  registration  under  Section 4(2) of the Act as not  involving  any public  offering or (ii) under any applicable  state  securities law because the issuance of this  Warrant  does not involve  any public  offering;  and that the
Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the  representations  hereby made to the Company by the Holder that it is acquiring  this Warrant and will acquire the Warrant Stock for investment for its own account,  with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject,  nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

          The Holder  hereby agrees that it will not sell or transfer all or any part of this Warrant  and/or  Warrant Stock unless and until it shall first have given notice to the Company  describing  such sale or transfer and  furnished to the Company either (i) an opinion,  reasonably  satisfactory  to counsel for the
Company, of counsel (skilled in securities  matters,  selected by the Holder and reasonably  satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative  letter from the
Securities and Exchange Commission to the effect that no enforcement action will be  recommended  if the proposed  sale or transfer is made without  registration under the Act.

               (b) If,  at the time of  issuance  of the  shares  issuable  upon exercise of this Warrant, no registration statement is in effect with respect to such  shares  under  applicable  provisions  of the Act,  the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder's  investment intent and that any stock  certificate  delivered to the Holder of a surrendered Warrant shall bear legends reading  substantially as follows:

          "THE SHARES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES  ACT OF 1933,  AND MAY NOT BE SOLD,  TRANSFERRED,
          PLEDGED  OR  OTHERWISE  DISPOSED  OF IN THE  ABSENCE  OF AN  EFFECTIVE
          REGISTRATION  STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION

          OF  COUNSEL  SATISFACTORY  TO THE  ISSUER  OF  THIS  CERTIFICATE  THAT
          REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder,  the Company may maintain  appropriate  "stop transfer"
orders with respect to such certificates and the shares  represented  thereby on its books and  records  and with  those to whom it may  delegate  registrar  and transfer functions.

          3.   RESERVATION  OF SHARES.  The  Company  hereby  agrees that at all times there shall be reserved  for  issuance  upon the  exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company  further agrees that all shares which may be issued upon the  exercise of the rights  represented  by this Warrant will be duly  authorized  and will,  upon  issuance and against  payment of the exercise price, be validly issued,  fully paid and  non-assessable,  free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring  contemporaneously with such issuance and other than transfer  restrictions imposed by federal and state securities laws.

          4.   EXCHANGE,  TRANSFER OR  ASSIGNMENT  OF WARRANT.  This  Warrant is
exchangeable,  without expense,  at the option of the Holder,  upon presentation and  surrender  hereof to the  Company  or at the  office of its stock  transfer agent,  if any, for other  Warrants of different  denominations,  entitling  the
Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock  purchasable  hereunder.  Upon  surrender of this Warrant to the
Company or at the office of its stock transfer  agent, if any, with the Transfer
Form annexed hereto duly executed and funds  sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee  named in such  instrument of assignment  and this Warrant shall promptly  be  canceled.  This  Warrant  may be  divided or  combined  with other
Warrants  that carry the same rights upon  presentation  hereof at the office of the Company or at the office of its stock transfer agent, if any,  together with a written notice  specifying the names and  denominations  in which new Warrants are to be issued and signed by the Holder hereof.

          5.   CAPITAL  ADJUSTMENTS.  This  Warrant is subject to the  following further provisions:

               (a)  RECAPITALIZATION,  RECLASSIFICATION  AND SUCCESSION.  If any
recapitalization  of the Company or  reclassification of its Common Stock or any merger or  consolidation  of the  Company  into or with a  corporation  or other business  entity,  or the sale or  transfer of all or  substantially  all of the
Company's  assets  or  of  any  successor  corporation's  assets  to  any  other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected,  at any time while this Warrant  remains  outstanding  and  unexpired, then,  as  a  condition  of  such  recapitalization,  reclassification,  merger, consolidation,  sale or transfer,  lawful and adequate  provision  shall be made whereby the Holder of this  Warrant  thereafter  shall have the right to receive upon the  exercise  hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant,

such shares of capital  stock,  securities or other property as may be issued or payable  with respect to or in exchange  for a number of  outstanding  shares of
Common  Stock  equal  to the  number  of  shares  of  Common  Stock  immediately
theretofore   issuable   upon   the   exercise   of  this   Warrant   had   such
recapitalization,  reclassification, merger, consolidation, sale or transfer not taken  place,  and in each  such  case,  the  terms  of this  Warrant  shall  be applicable  to the shares of stock or other  securities  or property  receivable upon the exercise of this Warrant after such consummation.

               (b)  SUBDIVISION OR COMBINATION OF SHARES.  If the Company at any
time while this Warrant  remains  outstanding  and unexpired  shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise  of this  Warrant  and  the  Warrant  Price  shall  be  proportionately adjusted.

               (c)  STOCK  DIVIDENDS  AND  DISTRIBUTIONS.  If the Company at any
time while this  Warrant is  outstanding  and  unexpired  shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling  them to receive,  a dividend  payable in, or other distribution  of, Common Stock,  then (i) the Warrant Price shall be adjusted in accordance  with  Section  5(e) and (ii) the number of shares of  Warrant  Stock purchasable  upon  exercise of this  Warrant  shall be adjusted to the number of shares of Common Stock that Holder would have owned  immediately  following such action had this Warrant been exercised immediately prior thereto.

               (d)  STOCK AND RIGHTS  OFFERING TO  SHAREHOLDERS.  If the Company
shall at any time after the date of issuance of this Warrant  distribute  to all holders of its Common  Stock any shares of capital  stock of the Company  (other than Common Stock) or evidences of its  indebtedness  or assets  (excluding cash dividends or  distributions  paid from  retained  earnings or current  year's or prior year's  earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities  (excluding  those referred to in the immediately preceding  paragraph) (any of the foregoing being  hereinafter in this paragraph called the  "Securities"),  then in each such case,  the Company  shall  reserve shares or other units of such  securities  for  distribution  to the Holder upon exercise of this Warrant so that,  in addition to the shares of the Common Stock to which such Holder is entitled,  such Holder will  receive upon such  exercise the amount and kind of such Securities  which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the
Securities, exercised this Warrant.

               (e)  WARRANT PRICE  ADJUSTMENT.  Whenever the number of shares of
Warrant Stock  purchasable upon exercise of this Warrant is adjusted,  as herein provided,  the Warrant  Price payable upon the exercise of this Warrant shall be adjusted to that price  determined by multiplying the Warrant Price  immediately prior to such  adjustment  by a fraction (i) the numerator of which shall be the number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock  purchasable upon exercise of this Warrant immediately thereafter.

               (f)  CERTAIN  SHARES  EXCLUDED.  The  number  of shares of Common
Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly  held in the treasury of the Company.

               (g)  DEFERRAL  AND  CUMULATION  OF DE  MINIMIS  ADJUSTMENTS.  The
Company shall not be required to make any adjustment  pursuant to this Section 5 if the  amount of such  adjustment  would be less than one  percent  (1%) of the
Warrant Price in effect  immediately  before the event that would otherwise have given rise to such adjustment.  In such case, however, any adjustment that would otherwise  have  been  required  to be made  shall  be  made at the  time of and together with the next subsequent adjustment which, together with any adjustment or  adjustments  so carried  forward,  shall amount to not less than one percent
(1%) of the Warrant Price in effect  immediately before the event giving rise to such next subsequent adjustment.

               (h)  DURATION  OF  ADJUSTMENT.   Following  each  computation  or
readjustment  as provided in this Section 5, the new adjusted  Warrant Price and number of shares of Warrant  Stock  purchasable  upon  exercise of this  Warrant shall remain in effect until a further  computation or  readjustment  thereof is required.

          6.   NOTICE TO HOLDERS.

               (a)  NOTICE OF RECORD DATE. In case:

                    (i)   the Company  shall take a record of the holders of its
          Common Stock (or other stock or securities at the time receivable upon the exercise of this  Warrant)  for the purpose of  entitling  them to receive any dividend (other than a cash dividend payable out of earned surplus  of the  Company)  or  other  distribution,  or any  right  to subscribe  for or  purchase  any  shares  of stock of any class or any other securities, or to receive any other right;

                    (ii)  of any  capital  reorganization  of the  Company,  any
          reclassification   of  the   capital   stock  of  the   Company,   any
          consolidation with or merger of the Company into another  corporation, or any  conveyance  of all or  substantially  all of the assets of the
          Company to another corporation; or

                    (iii) of   any   voluntary   dissolution,   liquidation   or
          winding-up of the Company;

then,  and in each such case, the Company will mail or cause to be mailed to the
Holder hereof at the time outstanding a notice  specifying,  as the case may be,
(i) the date on which a record is to be taken for the purpose of such  dividend, distribution  or right,  and stating the amount and character of such  dividend,
distribution  or  right,  or  (ii)  the  date  on  which  such   reorganization,
reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place,  and the time, if any, is to be fixed,  as of which the holders of record of Common Stock (or such stock or  securities  at the time receivable  upon the  exercise  of this  Warrant)  shall be entitled to exchange their shares of Common Stock (or such other stock or securities)  for securities or  other  property  deliverable  upon  such  reorganization,  reclassification, consolidation,  merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein  specified, or if no record date shall have been  specified  therein,  at least  thirty (30)
days prior to such specified  date,  provided,  however,  failure to provide any such notice shall not affect the validity of such transaction.

               (b)  CERTIFICATE OF ADJUSTMENT.  Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman,  Chief  Executive  Officer,  President,  Vice President,
Chief  Financial  Officer or Treasurer,  setting forth in reasonable  detail the event  requiring the  adjustment,  the amount of the  adjustment,  the method by which such  adjustment was calculated and the Warrant Price and number of shares of Warrant Stock  purchasable  upon exercise of this Warrant after giving effect to such adjustment,  and shall promptly cause copies of such  certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

          7.   LOSS,  THEFT,  DESTRUCTION  OR  MUTILATION.  Upon  receipt by the
Company  of  evidence  satisfactory  to it, in the  exercise  of its  reasonable discretion,  of the ownership and the loss, theft,  destruction or mutilation of this  Warrant  and,  in the case of loss,  theft or  destruction,  of  indemnity reasonably  satisfactory  to the Company  and, in the case of  mutilation,  upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof,  without  expense to the Holder,  a new Warrant of like tenor dated the date hereof.

          8.   WARRANT HOLDER NOT A STOCKHOLDER.  The Holder of this Warrant, as such,  shall not be entitled by reason of this Warrant to any rights  whatsoever as a stockholder of the Company.

          9.   NOTICES.  Any notice  required or  contemplated  by this  Warrant shall be  deemed  to have  been  duly  given if  transmitted  by  registered  or certified mail, return receipt  requested,  or nationally  recognized  overnight delivery  service,  to the Company at Marco Hi-Tech JV Ltd., One Penn Plaza, New
York, New York 10119.  Attention:  Chief Executive Officer,  or to the Holder at
the  name and  address  set  forth in the  Warrant  Register  maintained  by the
Company.

          10.  CHOICE OF LAW.  THIS  WARRANT  IS ISSUED  UNDER AND SHALL FOR ALL
PURPOSES BE GOVERNED BY AND  CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL LAWS OF
THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.

          IN WITNESS  WHEREOF,  the Company  has duly caused this  Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of January ___, 2006.

                                       MARCO HI-TECH JV LTD.

                                       By: _______________________________
                                           Reuben Seltzer
                                           President and Chief Executive Officer

                                FORM OF EXERCISE

1.   The undersigned  hereby  exercises the right to purchase  _______ shares of common stock, par value $0.01 per share ("Common Stock"),  of MARCO HI-TECH
     JV LTD. pursuant to the attached Warrant.

2.   Method of Exercise (Initial the applicable blank):

     ___     The undersigned elects to exercise the attached Warrant by means of a cash  payment,  and  tenders  herewith  payment  in full  for the purchase price of the shares being purchased.

     ___     The undersigned elects to exercise the attached Warrant by means of a Cashless Exercise as defined in Section 1 of the Warrant.

3.   Please  issue  certificate(s)  for  shares  of  Common  Stock  (and for the unexercised  balance of the Warrants  evidenced by the within  Warrant,  if any) in accordance with the instructions given below.

             Dated:____________________ , 20__.

             __________________________________

             Instructions for registration of stock

             __________________________________
                    Name (Please Print)

             Social Security or other identifying Number:

             Address:__________________________________
                             City/State and Zip Code

             Instructions   for   registration   of   certificate
             representing the unexercised balance of Warrants (if
             any)

             __________________________________
              Name (Please Print)

             Social Security or other identifying Number: ___________

             Address:____________________________________
                         City, State and Zip Code

                 TRANSFER OF WARRANT CERTIFICATE

          For  value  received   ________________   hereby  sells,  assigns  and
transfers unto ______________ the rights to purchase ___________shares of common stock,  par value $0.01 per share,  of MARCO  HI-TECH JV LTD.  at an  Applicable
Exercise Price of $______ per share,  which rights are represented by the within
Warrant  Certificate,   and  does  hereby  irrevocably  constitute  and  appoint
____________________ attorney to transfer said rights on the books of the within named Corporation, with full power of substitution in the premises.

             __________________________________

             DATED:

             In the Presence of ______________________________

             Social Security and Other Identifying
             Number of Assignee:___________________________

             Address of Assignee:

             ___________________________________________
             City, State and Zip Code